Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL 2007 YEAR END
-Q4 Total Revenue Increased 13.9% to a Record $889.5 Million
-Company Reported Q4 Diluted EPS of $0.84
-Fiscal 2007 Total Revenue Increased 13.9% to a Record $2.35 Billion
-Company Reported Fiscal 2007 Diluted EPS of $1.31

SIDNEY, Neb. (February 21, 2008) – Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its fourth fiscal quarter and fiscal year ended December 29, 2007.

Total revenue for the fourth fiscal quarter of 2007 increased 13.9% to $889.5 million compared to $781.0 million for the fourth fiscal quarter of 2006.  Net income for the fourth fiscal quarter of 2007 increased 5.4% to $56.2 million, or $0.84 per diluted share, compared to $53.4 million, or $0.80 per diluted share, for the fourth fiscal quarter of 2006.

Fourth quarter fiscal 2007 retail store revenue increased 31.8% to $401.8 million with a same store sales decrease of 5.9%; direct revenue increased 3.3% to $446.9 million; and financial services revenue decreased 1.7% to $37.8 million.

“These results are in line with the expectations we pre-announced on January 29th,” said Dennis Highby, Cabela’s President and Chief Executive Officer.  “We are implementing a number of strategic initiatives aimed at improving profitability and are committed to taking the necessary steps to further build our business.”

Total revenue for fiscal 2007 increased 13.9% to a Company record of $2.35 billion compared to $2.06 billion in fiscal 2006.  Net income for fiscal 2007 increased 2.4% to $87.9 million compared to $85.8 million for fiscal 2006.  Earnings per share increased 1.6% to $1.31 per diluted share compared to $1.29 per diluted share for fiscal 2006.

Each of the Company’s three main business segments grew in fiscal 2007 compared to fiscal 2006.  Retail store revenue increased 27.2% to $1.04 billion with a same store sales decrease of 1.2%; direct revenue increased 3.9% to $1.13 billion; and financial services revenue increased 15.9% to $159.3 million.  During fiscal 2007, the Company opened eight new retail stores and acquired S.I.R. Warehouse Sports in Winnipeg, Canada, to end the year with 27 stores with 4.0 million retail square feet, representing a 49% increase in square footage over fiscal 2006.

“While fiscal 2007 was a challenging year, we are taking a number of steps to solidify our business strategy and improve our financial performance,” Mr. Highby continued. “As we move forward, our primary objective is to improve our retail results, and in doing so, our focus will be on strengthening our retail store operations, improving our promotional activity to preserve margins, improving our merchandise and inventory management and augmenting our advertising strategy to maximize opportunities across all of our business channels.  As previously announced, we are also slowing our retail store expansion to allow us to focus more on our existing store base.”

The Company expects to open two stores in 2008.  Scarborough, Maine, is expected to open in the second quarter and Rapid City, South Dakota, is expected to open in the third quarter.  Current plans call for two additional stores to be opened in 2009.

As a result of the decision to slow retail store expansion and concentrate on improving the Company’s existing operations, the Company now anticipates earnings per share for 2008 will grow at a mid-single digit rate. For 2008, capital expenditures, including purchases of economic development bonds to fund the Company’s retail store expansion, are expected to be $100-125 million, as compared to approximately $372 million in 2007.  As a result of reduced capital expenditures, the Company expects its recently completed $57 million senior note offering combined with cash flow from operations to be sufficient to fund its capital expenditures for 2008.

“Our multi-channel business model and strong brand name affords us substantial growth opportunities well into the future,” Mr. Highby concluded.

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2007 operating results is scheduled for today (Thursday, February 21) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through its growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, expected retail store openings for 2008 and 2009, anticipated earnings per share growth for 2008, and expected capital expenditures, purchases of economic development bonds and cash flows for 2008.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  adverse economic conditions causing a decline in discretionary consumer spending; increasing competition in the outdoor segment of the sporting goods industry; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new retail stores; road construction around the Company’s existing retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 30, 2006, and Form 10-Q for the fiscal quarter ended March 31, 2007), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
REVENUE:
Merchandise sales	$848,750	$737,308	$2,173,995	$1,908,801
Financial services revenue	37,838	38,477	159,335	137,423
Other revenue	2,912	5,218	16,269	17,300
Total revenue	889,500	781,003	2,349,599	2,063,524

COST OF REVENUE:
Merchandise costs	517,649	440,772	1,376,691	1,199,851
Cost of other revenue	24	1,654	1,695	4,548
Total cost of revenue (exclusive of depreciation and amortization)	517,673	442,426	1,378,386	1,204,399

SELLING, DISTRIBUTION, AND ADMINISTRATIVE EXPENSES	277,724	250,431	820,121	715,380
OPERATING INCOME	94,103	88,146	151,092	143,745

INTEREST (EXPENSE) INCOME, NET	(6,793)	(4,821)	(18,778)	(16,126)
OTHER NON-OPERATING INCOME, NET	1,560	2,037	6,913	9,637

INCOME BEFORE PROVISION FOR INCOME TAXES	88,870	85,362	139,227	137,256

PROVISION FOR INCOME TAXES	32,629	32,010	51,348	51,471

NET INCOME	$56,241	$53,352	$87,879	$85,785

EARNINGS PER COMMON SHARE:
Basic	$0.85	$0.82	$1.34	$1.32

Diluted	$0.84	$0.80	$1.31	$1.29

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,871,981	65,342,380	65,744,077	65,221,339

Diluted	66,735,701	66,968,267	67,275,531	66,643,856

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	December 29, 2007	December 30, 2006

CURRENT
Cash and cash equivalents	$131,182	$172,903
Accounts receivable	46,857	37,812
Credit card loans	191,893	152,683
Inventories	608,159	484,414
Prepaid expenses and other current assets	116,297	106,409
Total current assets	1,094,388	954,221

Property and equipment, net	904,052	600,065
Land held for sale or development	34,802	20,947
Retained interests in securitized loans	51,777	39,033
Economic development bonds	98,035	117,360
Other assets	29,776	19,604

TOTAL ASSETS	$2,212,830	$1,751,230

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT
Accounts payable and unpresented checks	$281,391	$239,285
Gift certificates, and credit card and loyalty rewards programs	184,257	144,210
Accrued expenses	139,510	133,399
Time deposits	49,219	33,401
Short-term borrowings of financial services subsidiary	100,000	6,491
Current maturities of long-term debt	26,785	26,803
Income taxes payable and deferred income taxes	49,942	35,245
Total current liabilities	831,104	618,834

LONG-TERM LIABILITIES	553,167	398,538

STOCKHOLDERS’ EQUITY	828,559	733,858

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,212,830	$1,751,230

CABELA'S INCORPORATED AND SUBSIDIARIES SEGMENT INFORMATION (Dollars in Thousands) (Unaudited)

	Three Months Ended		Fiscal Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Revenue:
Retail	$401,843	$304,879	$1,043,442	$820,321
Direct	446,907	432,429	1,130,553	1,088,480
Financial Services	37,838	38,477	159,335	137,423
Other	2,912	5,218	16,269	17,300
Total revenue	$889,500	$781,003	$2,349,599	$2,063,524

Operating Income (Loss):
Retail	$61,341	$65,251	$127,744	$124,122
Direct	82,690	81,761	190,046	179,182
Financial Services	10,487	8,248	37,448	30,061
Other	(60,415)	(67,114)	(204,146)	(189,620)
Total operating income	$94,103	$88,146	$151,092	$143,745

As a Percentage of Total Revenue:
Retail revenue	45.2%	39.0%	44.4%	39.8%
Direct revenue	50.2	55.4	48.1	52.7
Financial Services revenue	4.3	4.9	6.8	6.7
Other revenue	0.3	0.7	0.7	0.8
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	15.3%	21.4%	12.2%	15.1%
Direct operating income	18.5	18.9	16.8	16.5
Financial Services operating income	27.7	21.4	23.5	21.9
Total operating income (1)	10.6%	11.3%	6.4%	7.0%
__________________________

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Dollars in Thousands)
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s Financial Services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:

	Three Months Ended		Fiscal Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Interest and fee income, net of provision for loan losses	$8,741	$6,613	$28,974	$23,973

Interest expense	(3,036)	(1,408)	(7,288)	(5,008)

Net interest income, net of provision for loan losses	5,705	5,205	21,686	18,965

Non-interest income:
Securitization income	50,201	49,099	194,516	169,173
Other non-interest income	15,598	10,795	51,670	39,381
Total non-interest income	65,799	59,894	246,186	208,554
Less: Customer rewards costs	(33,666)	(26,622)	(108,537)	(90,096)

Financial Services revenue	$37,838	$38,477	$159,335	$137,423

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Dollars in Thousands)
(Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the Financial Services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on a Non-GAAP Basis:

	Three Months Ended		Fiscal Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Interest income	$50,331	$40,705	$186,341	$145,425
Interchange income, net of customer rewards costs	15,376	13,112	62,066	51,086
Other fee income	7,731	6,298	27,233	22,829
Interest expense	(22,933)	(18,320)	(83,120)	(64,910)
Provision for loan losses	(12,041)	(7,710)	(35,415)	(26,064)
Other	(626)	4,392	2,230	9,057
Managed Financial Services revenue	$37,838	$38,477	$159,335	$137,423

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	10.8%	11.0%	11.0%	10.7%
Interchange income, net of customer rewards costs	3.3	3.5	3.7	3.8
Other fee income	1.6	1.7	1.6	1.7
Interest expense	(4.9)	(4.9)	(4.9)	(4.8)
Provision for loan losses	(2.6)	(2.1)	(2.1)	(1.9)
Other	(0.1)	1.2	0.1	0.6
Managed Financial Services revenue	8.1%	10.4%	9.4%	10.1%

Average reported credit card loans	$275,789	$150,182	$185,500	$133,712
Average managed credit card loans	1,859,971	1,484,294	1,690,543	1,357,671

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